Exhibit 10.2D
REALPAGE, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
1998 STOCK INCENTIVE PLAN

Grant Number:	xx-xx-xxxx

Date of Grant:	xxxxxx xx, xxxx

Name of Optionee:	xxxxxxxxxxxxxx (the “Optionee”)

Number of Shares:	xxxx

Exercise Price Per Share:	$x.xx (the “Option Exercise Price”)
1. RealPage, Inc. (the “Corporation”), hereby grants to the “Optionee” an option (the “Option”) to purchase from the Corporation, for the Option Exercise Price (subject to any adjustments that may be made pursuant to the terms of the Plan) the number of shares of Common Stock, $0.01 par value per share (the “Stock”), of the Corporation set forth above pursuant to the Corporation’s 1998 Stock Incentive Plan (the “Plan”). This Option is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code.
2. This Option may be exercised only to the extent that it is vested.
3. This Option shall vest in increments as follows: commencing on the last day of the calendar quarter in which the date of grant set forth above occurs, and on the last day of the next fifteen (15) consecutive quarters, this option shall vest in sixteen (16) equal installments so that it will be fully vested on xxxxxxxx xx, xxxx.
4. Unless otherwise prevented from doing so by the provisions of the Plan or this Agreement, the Optionee may exercise any portion of this Option that has become vested by delivering to the Corporation written notice specifying:
     (A) the number of whole shares of Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this Option may not be exercised for less than one hundred (100) shares of Stock or the number of shares of Stock remaining subject to this Option, whichever is smaller;
     (B) the address to which dividends, notices, reports, etc. are to be sent; and
     (C) the Optionee’s social security number.
          Payment shall be in cash, or by certified or cashier’s check payable to the order of the Corporation, plus any required withholding taxes. Subject to the provisions of paragraph 5 hereof, payment may also be made by delivery to the Corporation of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker’s sale of shares of Stock with respect to which the Option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the Option Exercise Price plus any required withholding taxes.
The Optionee shall not be entitled to any rights and privileges as a shareholder of the Corporation in respect of any shares of Stock covered by this Option until such shares of Stock shall have been paid for in full and issued to the Optionee by the Corporation’s transfer agent.
As soon as practicable after the Corporation receives payment for shares of Stock covered by this Option, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Optionee. Such certificate shall be registered in the name of the Optionee. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Corporation’s transfer agent, if any, as may be required by the Plan or as may be deemed necessary or advisable by counsel to the Corporation in order to comply with the requirements of the Securities Act of 1933, as amended, and any state securities laws or any other applicable laws.
5. The Optionee agrees that, in connection with any underwritten public offering of the Corporation’s Common Stock (or any other securities issued by the Corporation in exchange therefor), upon the request of the Corporation or the principal underwriter managing such public offering, any Shares (or any other securities issued by the Corporation in exchange therefor) purchased by exercising the Option which is the subject of this Agreement may not be sold, offered for sale, made subject to a contract to sell or otherwise disposed of without the prior written consent of the Corporation or such underwriters, as the case may be, for at least 180 days after the effective date of a registration statement of the Corporation filed under the Securities Act of 1933, as amended, or such longer period of time as the Corporation’s Compensation Committee and/or its Board of Directors may determine. The Corporation may impose stop transfer instructions with respect to the Stock (or securities) until the end of the 180-day period.
6. This Option shall terminate on the date that is ten (10) years following the Date of Grant and must be exercised, if at all, prior thereto.
7. If the Optionee’s employment with the Corporation terminates, the unvested portion of this Option will immediately terminate.
8. This Option does not confer on the Optionee any right to continue in the employ of the Corporation or interfere in any way with the right of the Corporation to determine the terms of the Optionee’s employment.
9. This Option is governed and controlled by the applicable terms and conditions of the Plan and, to the extent not inconsistent therewith, by the provisions of this Non-Qualified Stock Option Agreement. Capitalized terms used but not otherwise defined herein shall be defined as set forth in the Plan. All interpretations or determinations of the Corporation’s Compensation Committee and/or its Board of Directors with respect to the Plan and this Option shall be binding and conclusive upon the Optionee and his or her legal representatives with respect to any question arising hereunder.
10. All notices hereunder to the parties to this Non-Qualified Stock Option Agreement shall be delivered or mailed to the Optionee, at his address set forth on the signature page of this Non-Qualified Stock Option Agreement, and to the Corporation, at the following address:
RealPage, Inc.
4000 International Parkway
Carrollton, Texas 75007-1913
Attention: Secretary
Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.
11. This Non-Qualified Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Texas without application of the conflict of laws principles thereof, except to the extent preempted by federal law, which shall govern to such extent.
IN WITNESS WHEREOF, the undersigned have caused this Non-Qualified Stock Option Agreement to be duly executed.

REALPAGE, INC.

By:	Stephen T. Winn
Chairman of the Board
OPTIONEE:
Signature:
Address:

Social Security Number: